UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2023

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2023, Patricia K. Collawn notified Equitrans Midstream Corporation (the Company) that she will not stand for re-election to the Company’s Board of Directors (the Board) at the Company’s 2023 annual meeting of shareholders, scheduled to be held on Tuesday, April 25, 2023, at 9:00 a.m. (ET) (the 2023 Annual Meeting). Ms. Collawn’s determination not to stand for re-election was not the result of any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations, policies or practices. In addition to currently serving on the Board, Ms. Collawn sits on the boards of two other public companies, including PNM Resources, Inc. (PNM) where she serves as Chairman and Chief Executive Officer. Given the anticipated effect of the application of formulaic “overboarding” policies which may engender low shareholder support, as was the case at the 2022 annual meeting of shareholders, Ms. Collawn determined not to stand for re-election to the Board when her term expires at the 2023 Annual Meeting.

While the Board recognizes the general governance concern regarding the number of boards upon which an individual director may sit, the Board has evaluated Ms. Collawn’s service under its Corporate Governance Guidelines and believes that there are no accountability concerns with respect to Ms. Collawn as she has attended 100% of the Board and committee meetings required and continues to be a very involved and valuable member of the Board. In connection with Ms. Collawn not standing for re-election, the Board intends to reduce its size to eight members. The Board further intends to re-elect Ms. Collawn to the Board should PNM’s publicly announced, pending merger combination with Avangrid, Inc. be completed and Ms. Collawn steps down as Chairman and Chief Executive Officer of PNM in connection with the transaction closing.

Ms. Collawn will continue to serve as a member of the Board and on the Board’s Human Capital and Compensation and Health, Safety, Sustainability and Environmental committees until the 2023 Annual Meeting, when her current term will expire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: February 22, 2023	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer